UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2026

Ribbon Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands (exempted company)	001-42474	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Central Park Tower LaTour Shinjuku, Room 3001, 6-15-1 Nishi Shinjuku, Shinjuku-ku, Tokyo 160-0023, Japan	160-0023
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +81 90-8508-3462

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Ordinary Shares	RIBB	The Nasdaq Stock Market LLC
Units	RIBBU	The Nasdaq Stock Market LLC
Rights	RIBBR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 4, 2026, Ribbon Acquisition Corp. (the “Company”) received a staff determination letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that Nasdaq has determined to delist the Company’s securities from Nasdaq due to the Company’s failure to pay certain fees required under Nasdaq Listing Rule 5250(f), which requires listed companies to pay all applicable fees described in the Nasdaq Rule 5900 Series.

According to the Notice, the Company’s past due fee balance currently totals $75,000. The Notice states that the Company may appeal Nasdaq’s determination to a Hearings Panel, which the Company intends to do. The hearing request will automatically stay the suspension of the Company's securities and the filing of the Form 25-NSE pending the Panel's decision. The Company’s request for a hearing must be submitted no later than 4:00 p.m. Eastern Time on June 11, 2026. The fee for the hearing is $20,000.

The Company is currently engaged in discussions with Nasdaq regarding the outstanding fees and is working to resolve the matter promptly. However, there can be no assurance that the Company will be successful in maintaining the listing of its securities on Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIBBON ACQUISITION CORP.

By:	/s/ Angshuman (Bubai) Ghosh
Name:	Angshuman (Bubai) Ghosh
Title:	Chief Executive Officer

Date:	June 5, 2026

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